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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of ISOCOR on Form S-8 (File No. 333-05275) of our report dated February 18, 1998, on our audits of the financial statements of ISOCOR as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------
                                        Coopers & Lybrand L.L.P.


Los Angeles, California
March 30, 1998